Galaxy Gaming Provides Preliminary FY 2019 Financial Results

LAS VEGAS, March 20, 2019 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems, is announcing today preliminary financial results for the fiscal year ended December 31, 2019.

FY 2019 Preliminary Financial Results

The Company expects to file actual results for the year ended December 31, 2019 on Form 10-K on March 27, 2020.  On a preliminary estimated basis, the Company expects to report revenue for FY 2019 of approximately $21.3 million and adjusted EBITDA* of approximately $8.8 million.  These figures compare to $18.6 million in revenue and $6.6 million in adjusted EBITDA* for the comparable period in 2018.  Further, the Company expects to report that, at December 31, 2019, cash was $9.7 million and long-term debt (gross) was $48.0 million, including $39.1 million of subordinated debt issued in connection with the redemption transaction in May 2019. The FY 2019 anticipated results presented in this release are based on preliminary financial data and are subject to change until the year-end financial reporting process is complete.

COVID-19 Related Comments

On March 16, 2020, the Company announced that it would suspend billing its customers whose casinos are closed for the duration of such closure.  The Company also stated that it had sufficient cash on hand to continue to pay its employees through the duration of the casino closures.  In addition to the cash on hand, the Company drew down $1 million on its revolving credit facility.  The Company currently estimates that it has sufficient liquidity to maintain its current operations for a period of time that extends well beyond the expected duration of casino closings.

Forward-Looking Statements

Certain statements in this release, including all statements regarding plans, prospects and expectations concerning our business and financial results may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission. Forward-looking statements are based on currently available information, and Galaxy disclaims any obligation to update or revise any forward-looking statements made in this release, except as required by law.

* Non-GAAP Financial Information

Adjusted EBITDA includes adjustments to net income to exclude interest, taxes, depreciation, amortization, share based compensation, loss on extinguishment of debt, foreign currency exchange gains (losses), change in estimated fair value of warrant liability, change in estimated fair value of interest rate swap liability and other non-recurring expenses and non-cash charges. Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP, however, adjusted EBITDA is used by management to evaluate our operating performance. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating our performance. Galaxy’s reconciliations of adjusted EBITDA to U.S. GAAP net income in our historical financial statements are indicative of the reconciliation that will be prepared upon completion of our FY 2019 financial results and included in our annual report for FY 2019 on Form 10-K.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops, assembles and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, cruise ships and online casinos worldwide.  Through its iGaming partner Games Marketing Ltd., Galaxy Gaming licenses its proprietary table games to the online gaming industry.  Galaxy’s games can be played online at FeelTheRush.com.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Contact:

Media: John Strickland (702) 938-1753

Investors:Harry Hagerty (702) 938-1740